As filed with the Securities and Exchange Commission on June 25, 1999
                                                Registration No. 333-78993
-----------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                  ___________
                       POST-EFFECTIVE AMENDMENT NO. 1 ON
                                   FORM S-8
                                    TO THE
                            REGISTRATION STATEMENT
                                  ON FORM S-4
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                  ___________
                             ROHM AND HAAS COMPANY
            (Exact name of Registrant as specified in its charter)

          Delaware                      2821                   23-1028370
      (State or other             (Primary Standard         (I.R.S. Employer
      jurisdiction of                Industrial            Identification No.)
      incorporation or           Classification Code
       organization)                   Number)
                                  ___________
                           100 Independence Mall West
                       Philadelphia, Pennsylvania  19106
                                 (215) 592-3000
   (Address and telephone number of Registrant's principal executive offices)
                 Morton International, Inc. 1989 Incentive Plan
                 Morton International, Inc. 1997 Incentive Plan
                                  ___________
                                Robert P. Vogel
                           100 Independence Mall West
                        Philadelphia, Pennsylvania 19016
                                (215) 592-3000
 (Name, address, including zip code, and telephone number of agent for service)
                                  ___________

This Post-Effective Amendment covers 6,500,000 shares of Common Stock, par value $2.50 per share, of the Registrant originally registered on the Registration Statement on Form S-4 (the "Registration Statement") to which this Post-Effective Amendment is an amendment. The shares are issuable upon exercise of stock options granted under the Morton International, Inc. 1989 Incentive Plan and the Morton International, Inc. 1997 Incentive Plan. The registration fees in respect of the securities registered hereby were paid at the time of the original filing of the Registration Statement.

                                    PART I

Item 1.          PLAN INFORMATION

         Not required to be filed with this Post-Effective Amendment.

Item 2.          REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Not required to be filed with this Post-Effective Amendment.


                                    PART II

Item 3.          INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission by Rohm and Haas Company ("Rohm and Haas") are incorporated by reference herein:

                 (i) Rohm and Haas's Annual Report on Form 10-K, as amended by Form 10-K/A, dated April 30, 1999, for the year ended December 31, 1998;

                 (ii) Rohm and Haas's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999;

                 (iii) The description of Rohm and Haas's Common Stock, par value $2.50 per share ("Common Stock"), set forth in Rohm and Haas's registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description; and

                 (iv) Rohm and Haas's Current Reports on Form 8-K filed on January 26, 1999, February 2, 1999 and June 8, 1999.

         All documents subsequently filed by Rohm and Haas pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed,

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

except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.          DESCRIPTION OF SECURITIES

         Not applicable.

Item 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

Item 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article V of Rohm and Haas's Bylaws provides that Rohm and Haas shall indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, either civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or employee of Rohm and Haas (including the subsidiaries of Rohm and Haas) or of a constituent corporation absorbed in a consolidation or merger (a "Constituent
Corporation"), or is or was serving at the request of Rohm and Haas or a Constituent Corporation as a director, officer, or employee of another enterprise, or is or was a director, officer or employee of Rohm and Haas or a Constituent Corporation serving at its request as an administrator, trustee or other fiduciary of one or more of the employee benefit plans of Rohm and Haas or of another enterprise, against expenses (including attorney's fees), judgments, fines, excise taxes, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the extent that such person is not insured or otherwise indemnified and the power to so indemnify has been or may be granted by statute. The determination of Rohm and Haas's duty or power to indemnify any such person under the applicable statutory standards shall be made (1) by the majority vote of a quorum of directors who are not parties to such action, suit or proceeding,
(2) if such a quorum is not obtainable, or if a quorum of disinterested directors so directs, by a written opinion of independent legal counsel (who may but need not be regular counsel to Rohm and Haas), or (3) by the stockholders. Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by Rohm and Haas in advance of the final disposition of such action, suit or proceeding (a) for any present director or officer of Rohm and Haas upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by Rohm and Haas, or (b) for any other person, upon such terms and conditions as Rohm and Haas' Audit Committee deems appropriate. Rohm and Haas is a Delaware corporation and Section 145 of the General


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

Corporation Law of Delaware governs the authority of Delaware corporations to indemnify their directors, officers, employees and agents.

         Article X of Rohm and Haas's Certificate of Incorporation provides that no director of Rohm and Haas shall be personally liable to Rohm and Haas or to any stockholder for monetary damages for any breach of duty as a director except to the extent such exemption from liability is not permitted under the Delaware General Corporation Law as currently in effect or hereafter amended. This provision does not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to Rohm and Haas or its stockholders, (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of Delaware (relating to the declaration of dividends and purchase or redemption of shares in violation of the General Corporation Law of Delaware) and (iv) for transactions from which the director derived an improper personal benefit.

         There is presently in force liability insurance for directors and officers of Rohm and Haas acting in such capacities.

Item 7.          EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.          EXHIBITS

    3.1 Restated Certificate of Incorporation of Rohm and Haas Company (excluding the Certificate of Designation of $2.75 Cumulative Convertible Preferred Stock which is incorporated by reference to Exhibit (3)(i) to Rohm and Haas Company's Report on Form 10-Q for the quarter ended June 30, 1998)

    3.2 By-laws of Rohm and Haas Company amended through December 7, 1998 (incorporated by reference to Exhibit (3)(ii) to Rohm and Haas Company's Report on Form 10-K for fiscal year ended December 31,1998)

    5.1 Opinion of Simpson Thacher & Bartlett as to the legality of the securities being registered

    23.1     Consent of PricewaterhouseCoopers LLP








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

    23.2     Consent of KPMG LLP

    23.3     Consent of Simpson Thacher and Bartlett (included in Exhibit
             5.1)

    24.1 Powers of Attorney (incorporated by reference to Exhibit 24.1 of the Registration Statement on Form S-4 (Registration No. 333-78993) of the Registrant, filed May 21, 1999)


Item 9.          UNDERTAKINGS

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;



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

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.









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

                                  SIGNATURES

         Pursuant to requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, state of Pennsylvania, on June 22, 1999.

                                  ROHM AND HAAS COMPANY

                                  By: /s/ J. Lawrence Wilson
                                     ---------------------------------------
                                     Name:  J. Lawrence Wilson
                                     Title: Chairman of the Board and Chief
                                            Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment has been signed by the following persons in the capacities and on the dates indicated.


       Signature                     Title                     Date

           *             Chairman of the Board, Chief      June 22, 1999
-----------------------  Executive Officer and            ---------------
   J. Lawrence Wilson    Director (Principal
                         Executive Officer)

           *                                               June 22, 1999
-----------------------  Vice Chairman and Director       ---------------
     Rajiv L. Gupta


           *             Chief Financial Officer and       June 22, 1999
-----------------------  Senior Vice President            ---------------
    Bradley J. Bell      (Principal Financial and
                         Accounting Officer)

           *                                               June 22, 1999
-----------------------  Director                         ---------------
    William J. Avery





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

-----------------------  Director                         ---------------
   James R. Cantalupo


           *                                               June 22, 1999
-----------------------  Chief Operating Officer,         ---------------
 J. Michael Fitzpatrick  President and Director


           *                                               June 22, 1999
-----------------------  Director                         ---------------
     Earl G. Graves



-----------------------  Director                         ---------------
     David W. Haas


-----------------------  Director                         ---------------
     Thomas W. Haas


                                                           June 22, 1999
           *             Director                         ---------------
-----------------------
   James A. Henderson



-----------------------  Director                         ---------------
   Richard L. Keyser


           *                                               June 22, 1999
-----------------------  Director                         ---------------
    John H. McArthur

           *                                               June 22, 1999
-----------------------  Director                         ---------------
    Jorge P. Montoya





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

           *                                               June 22, 1999
-----------------------  Director                         ---------------
    Sandra O. Moose


           *                                               June 22, 1999
-----------------------  Director                         ---------------
    Gilbert S. Omenn


           *                                               June 22, 1999
-----------------------  Director                         ---------------
   Ronaldo H. Schmitz


           *                                               June 22, 1999
-----------------------  Director                         ---------------
    Alan Schriesheim


-----------------------  Director                         ---------------
     S. Jay Stewart


           *                                               June 22, 1999
-----------------------  Director                         ---------------
  Marna C. Whittington


 *By Power of Attorney                                     June 22, 1999
                         Attorney-in-Fact                 ---------------

    J. Lawrence Wilson
-----------------------
   J. Lawrence Wilson












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

                                 Exhibit Index


  Exhibit
  Number                        Description                         Page
 --------                       -----------                         -----

    3.1     Restated Certificate of Incorporation of Rohm and
            Haas Company (excluding the Certificate of Designation of $2.75 Cumulative Convertible Preferred Stock which is incorporated by reference to Exhibit
            (3)(i) to Rohm and Haas Company's Report on Form
            10-Q for the quarter ended June 30, 1998).

    3.2     By-laws of Rohm and Haas Company amended through
            December 7, 1998 (incorporated by reference to
            Exhibit (3)(ii) to Rohm and Haas Company's Report on Form 10-K for the fiscal year ended December 31,1998).

    5.1 Opinion of Simpson Thacher & Bartlett as to the legality of the securities being registered

   23.1     Consent of PricewaterhouseCoopers LLP

   23.2     Consent of KPMG LLP

   23.3 Consent of Simpson Thacher and Bartlett (included in Exhibit 5.1)

   24.1 Powers of Attorney (incorporated by reference to Exhibit 24.1 of the Registration Statement on Form
            S-4 (Registration No. 333-78993) of the Registrant, filed May 21, 1999)
















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